SARDIS CREDIT OPPORTUNITIES FUND

Supplement dated April 17, 2026

to the Prospectus and Statement of Additional Information

dated September 22, 2025

This supplement updates certain information contained in the Prospectus and Statement of Additional Information, dated September 22, 2025, for the Sardis Credit Opportunities Fund (the “Fund”). You may obtain copies of the Fund’s Prospectus free of charge online at www.sardisfunds.com, or upon request by calling toll-free 833-442-7381.

The Temporary Expense Limitation Agreement (as defined in the Prospectus in the section “Prospectus Summary – Fees and Expenses” and in the Statement of Additional Information in “Investment Advisory and Other Services – The Adviser”), which was scheduled to expire on April 30, 2026, will remain in effect through December 31, 2026, unless earlier terminated in accordance with its terms. All references to the Temporary Expense Limitation Agreement in the Prospectus and Statement of Additional Information are hereby revised to reference December 31, 2026 instead of April 30, 2026.

Please retain this Supplement for future reference.